SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT – October 28, 2009
(Date of Earliest Event Reported)

COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File No.  1-10352

Delaware	59-2758596
(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive office)	Zip Code

Registrant’s telephone number, including area code:  (973) 994-3999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 8.01 Other Events

Item 9.01 Financial Statements and Exhibits

SIGNATURE

EXHIBIT INDEX

EX-99.1: PRESS RELEASE

ITEM 8.01. OTHER EVENTS.

     On October 28, 2009, Columbia Laboratories, Inc. (the “Company”), issued a press release announcing that the Company closed on the sale of a total of 10,900,000 shares of its common stock and warrants to purchase 5,450,000 shares of common stock at an exercise price of $1.52 per share to certain investors in connection with a registered direct offering.  The common stock and warrants were sold in units, with each unit consisting of one share of common stock and a warrant to purchase 0.5 shares of common stock.  Each unit was sold at a negotiated price of $1.08 per unit.  Net proceeds to the Company from the sale of the units in the offering totaled approximately $10,709,000. All of the units were offered pursuant to an effective Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 20, 2008, which was declared effective on December 5, 2008.

     A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (d) Exhibits.

Exhibit No.	Description
99.1	Press release dated October 28, 2009

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2009

By:	/s/ Lawrence A. Gyenes
Lawrence A. Gyenes
Senior Vice President - Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated October 28, 2009